Exhibit 99.1

TE Connectivity Announces Fourth Quarter and Full Year Results for Fiscal Year 2017

Sales and earnings per share exceed guidance, driven by growth across all segments and regions;

company reports record cash flow

SCHAFFHAUSEN, Switzerland — November 1, 2017 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal fourth quarter and year ended September 29, 2017.

Fourth Quarter Highlights

•                  Net sales were $3.5 billion, exceeding guidance range, with growth in all segments and regions

•                  Diluted earnings per share (EPS) from continuing operations were $1.21 and adjusted EPS were $1.25, also above guidance range

•                  Cash flow from continuing operating activities was $873 million and free cash flow was $691 million, both records for the company

Full Year Highlights

•                  Net sales were $13.1 billion, up 7 percent year-over-year

•                  Net sales were up 9 percent, and 8 percent organically, on a 52-week comparison basis

•                  Diluted EPS from continuing operations were $4.67, down 11 percent, due to a tax benefit in 2016

•                  Adjusted EPS were $4.83, up 22 percent versus the prior year, on a 52-week comparison basis

•                  Cash flow from continuing operating activities was $2.3 billion and free cash flow was $1.7 billion, both records for the company

•                  $1.2 billion returned to shareholders through dividends and share repurchases

Fourth Quarter Results

For the fourth quarter, the company reported net sales of $3.5 billion, with diluted EPS from continuing operations of $1.21. Adjusted EPS were $1.25, cash flow from continuing operating activities was $873 million, and free cash flow was a record for the company at $691 million. Excluding SubCom, total orders were $3.3 billion and the book-to-bill ratio was 1.02.

Full Year Results

For the full year, the company reported net sales of $13.1 billion and diluted EPS from continuing operations of $4.67. Adjusted EPS were $4.83, cash flow from continuing operating activities was $2.3 billion and free cash flow was $1.7 billion for the year.

“Our strong fourth quarter results capped off an exceptional fiscal year for TE, with sales up 9 percent and adjusted EPS up 22 percent from 2016, each on a comparable basis. For the year, we delivered above-market growth due to content gains and 100 points of adjusted operating margin expansion, with contributions from each of our segments. We continued to leverage our global presence and market-leading products to deliver strong results,” said TE Connectivity CEO Terrence Curtin. “We also made two acquisitions in medical and automotive connectivity that will enable us to further capitalize on opportunities in those high-growth areas.”

2018 Outlook

For the fiscal first quarter of 2018, the company expects net sales of $3.35 billion to $3.45 billion, reflecting an increase of 10 percent on an actual basis and 5 percent on an organic basis year over year at the mid-point. Diluted EPS from continuing operations are expected to be $1.12 to $1.16, including net restructuring, acquisition-related and other charges of $0.11. The company expects adjusted EPS of $1.23 to $1.27 which represents a 9 percent improvement at the mid-point versus the first quarter of 2017.

For the full year, the company expects net sales of $13.7 to $14.1 billion, reflecting 6 percent actual and 4 percent organic growth at the mid-point versus the prior year. Diluted EPS from continuing operations are expected to be $4.78 to $4.98, including net restructuring, acquisition-related and other charges of $0.35. The company expects adjusted EPS of $5.13 to 5.33, reflecting 8 percent growth at the mid-point compared to fiscal year 2017.

“We expect to continue to deliver above-market sales and strong EPS performance into 2018, fueled by positive momentum from 2017, confidence in our business model and a solid pipeline of growth opportunities. Our portfolio aligns with important trends in an increasingly connected world and we look forward to creating a safer, sustainable, productive and connected future for our customers, shareholders and employees,” said Curtin.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

•                  At TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1059, and for international callers, the dial-in number is (612) 234-9959.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. ET on November 1, 2017, and ending at 11:59 p.m. ET on November 8, 2017. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the dial-in number is (320) 365-3844. The replay access code for all callers is 431097.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a $13 billion global technology and manufacturing leader creating a safer, sustainable, productive, and connected future. For more than 75 years, our connectivity and sensor solutions, proven in the harshest environments, have enabled advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With 78,000 employees, including more than 7,000 engineers, working alongside customers in nearly 150 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•                  Organic Net Sales Growth — represents net sales growth (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•                  Adjusted Operating Income and Adjusted Operating Margin — represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition related charges, and other income or charges, if any. We utilize these measures to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•                  Adjusted Other Income, Net — represents net other income (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

•                  Adjusted Income Tax Expense and Adjusted Effective Tax Rate — represent income tax expense and effective tax rate, respectively (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition related charges, other income or charges, and certain significant tax items, if any.

•                  Adjusted Income from Continuing Operations — represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition related charges, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•                  Adjusted Earnings Per Share — represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition related charges, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•                  Net Sales Excluding the Impact of the Additional Week, Net Sales Growth Excluding the Impact of the Additional Week, Organic Net Sales Growth Excluding the Impact of the Additional Week, Adjusted Operating Income Excluding the Impact of the Additional Week, Adjusted Operating Margin Excluding the Impact of the Additional Week, and Adjusted Earnings Per Share Excluding the Impact of the Additional Week — represent certain GAAP and non-GAAP financial measures excluding the impact of the additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. The impact of the additional week is estimated using an average weekly sales figure for the last month of the fiscal year.

•                  Free Cash Flow (FCF) — is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross currency swaps, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments.

In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2016 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	B.J. Talley	Sujal Shah
	TE Connectivity	TE Connectivity
	610-893-9553	610-893-9790
	bj.talley@te.com	sujal.shah@te.com

TE CONNECTIVITY LTD.

 CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 29,	September 30,	September 29,	September 30,
	2017	2016	2017	2016
	(in millions, except per share data)
Net sales	$3,456	$3,332	$13,113	$12,238
Cost of sales	2,317	2,228	8,663	8,205
Gross margin	1,139	1,104	4,450	4,033
Selling, general, and administrative expenses	395	389	1,591	1,463
Research, development, and engineering expenses	168	165	658	644
Acquisition and integration costs	1	3	6	22
Restructuring and other charges, net	23	30	148	2
Operating income	552	517	2,047	1,902
Interest income	6	7	20	19
Interest expense	(35)	(34)	(130)	(127)
Other expense, net	(3)	(1)	(9)	(632)
Income from continuing operations before income taxes	520	489	1,928	1,162
Income tax (expense) benefit	(91)	(52)	(255)	779
Income from continuing operations	429	437	1,673	1,941
Income from discontinued operations, net of income taxes	5	—	10	68
Net income	$434	$437	$1,683	$2,009

Basic earnings per share:
Income from continuing operations	$1.22	$1.23	$4.71	$5.30
Income from discontinued operations	0.01	—	0.03	0.19
Net income	1.23	1.23	4.74	5.49

Diluted earnings per share:
Income from continuing operations	$1.21	$1.22	$4.67	$5.26
Income from discontinued operations	0.01	—	0.03	0.18
Net income	1.22	1.22	4.70	5.44

Dividends paid per common share	$0.40	$0.37	$1.54	$1.40

Weighted-average number of shares outstanding:
Basic	353	355	355	366
Diluted	356	359	358	369

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 29,	September 30,
	2017	2016
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,218	$647
Accounts receivable, net of allowance for doubtful accounts of $21 and $17, respectively	2,290	2,046
Inventories	1,813	1,596
Prepaid expenses and other current assets	605	486
Total current assets	5,926	4,775
Property, plant, and equipment, net	3,400	3,052
Goodwill	5,651	5,492
Intangible assets, net	1,841	1,879
Deferred income taxes	2,141	2,111
Other assets	444	299
Total Assets	$19,403	$17,608

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$710	$331
Accounts payable	1,436	1,090
Accrued and other current liabilities	1,626	1,437
Deferred revenue	75	208
Total current liabilities	3,847	3,066
Long-term debt	3,634	3,739
Long-term pension and postretirement liabilities	1,160	1,502
Deferred income taxes	236	207
Income taxes	293	247
Other liabilities	482	362
Total Liabilities	9,652	9,123
Commitments and contingencies
Shareholders’ equity:
Common shares, CHF 0.57 par value, 357,069,981 shares authorized and issued, and 382,835,381 shares authorized and issued, respectively	157	168
Contributed surplus	—	1,801
Accumulated earnings	10,175	8,682
Treasury shares, at cost, 5,356,369 and 27,554,005 shares, respectively	(421)	(1,624)
Accumulated other comprehensive loss	(160)	(542)
Total Shareholders’ Equity	9,751	8,485
Total Liabilities and Shareholders’ Equity	$19,403	$17,608

TE CONNECTIVITY LTD.

 CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 29,	September 30,	September 29,	September 30,
	2017	2016	2017	2016
	(in millions)
Cash Flows From Operating Activities:
Net income	$434	$437	$1,683	$2,009
Income from discontinued operations, net of income taxes	(5)	—	(10)	(68)
Income from continuing operations	429	437	1,673	1,941
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	166	147	635	585
Deferred income taxes	71	16	(75)	178
Provision for losses on accounts receivable and inventories	4	(10)	19	17
Tax sharing expense	2	—	8	632
Share-based compensation expense	26	25	99	91
Gain on divestiture	—	(1)	—	(144)
Other	(7)	18	10	102
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	7	101	(253)	116
Inventories	(16)	18	(211)	16
Prepaid expenses and other current assets	(66)	(20)	(72)	282
Accounts payable	91	(71)	308	(75)
Accrued and other current liabilities	169	64	225	(4)
Deferred revenue	13	48	(137)	26
Income taxes	(47)	(29)	7	(1,764)
Other	31	39	86	45
Net cash provided by continuing operating activities	873	782	2,322	2,044
Net cash used in discontinued operating activities	—	(98)	(1)	(97)
Net cash provided by operating activities	873	684	2,321	1,947
Cash Flows From Investing Activities:
Capital expenditures	(250)	(208)	(702)	(628)
Proceeds from sale of property, plant, and equipment	7	5	19	8
Acquisition of businesses, net of cash acquired	(173)	(342)	(250)	(1,336)
Proceeds from divestiture of business, net of cash retained by sold business	—	7	4	333
Other	22	14	(3)	42
Net cash used in investing activities	(394)	(524)	(932)	(1,581)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	(168)	30	(330)	330
Proceeds from issuance of debt	500	2	589	352
Repayment of debt	—	(1)	—	(501)
Proceeds from exercise of share options	31	13	117	90
Repurchase of common shares	(238)	(130)	(614)	(2,787)
Payment of common share dividends to shareholders	(141)	(132)	(546)	(509)
Transfers to discontinued operations	(1)	(98)	(1)	(97)
Other	(6)	—	(30)	(30)
Net cash used in continuing financing activities	(23)	(316)	(815)	(3,152)
Net cash provided by discontinued financing activities	—	98	1	97
Net cash used in financing activities	(23)	(218)	(814)	(3,055)
Effect of currency translation on cash	7	11	(4)	7
Net increase (decrease) in cash and cash equivalents	463	(47)	571	(2,682)
Cash and cash equivalents at beginning of period	755	694	647	3,329
Cash and cash equivalents at end of period	$1,218	$647	$1,218	$647

Supplemental Cash Flow Information:
Interest paid	$22	$15	$128	$117
Income taxes paid, net of refunds	67	64	323	806

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 29,	September 30,	September 29,	September 30,
	2017	2016	2017	2016
	(in millions)
Net cash provided by continuing operating activities	$873	$782	$2,322	$2,044
Excluding:
Payments (receipts) related to pre-separation U.S. tax matters, net	—	5	(23)	150
Payments related to income taxes on the sale of the Broadband Network Solutions business	—	10	—	36
Cash paid pursuant to collateral requirements related to cross currency swaps	61	10	80	29
Capital expenditures, net	(243)	(203)	(683)	(620)
Free cash flow (1)	$691	$604	$1,696	$1,639

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 29,	September 30,	September 29,	September 30,
	2017	2016	2017	2016
	($ in millions)
	Net Sales	Net Sales	Net Sales	Net Sales

Transportation Solutions	$1,844	$1,736	$7,039	$6,503
Industrial Solutions	954	919	3,507	3,215
Communications Solutions	658	677	2,567	2,520
Total	$3,456	$3,332	$13,113	$12,238

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$328	17.8%	$344	19.8%	$1,299	18.5%	$1,191	18.3%
Industrial Solutions	113	11.8	119	12.9	364	10.4	343	10.7
Communications Solutions	111	16.9	54	8.0	384	15.0	368	14.6
Total	$552	16.0%	$517	15.5%	$2,047	15.6%	$1,902	15.5%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$336	18.2%	$341	19.6%	$1,369	19.4%	$1,246	19.2%
Industrial Solutions	132	13.8	123	13.4	445	12.7	397	12.3
Communications Solutions	108	16.4	87	12.9	392	15.3	293	11.6
Total	$576	16.7%	$551	16.5%	$2,206	16.8%	$1,936	15.8%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

	Change in Net Sales for the Quarter Ended September 29, 2017
	versus Net Sales for the Quarter Ended September 30, 2016
	Net		Organic Net
	Sales Growth		Sales Growth (1)		Translation (2)	Acquisitions
	($ in millions)
Transportation Solutions (3):
Automotive	$39	3.0%	$19	1.5%	$20	$—
Commercial transportation	59	27.4	58	26.9	1	—
Sensors	10	4.8	5	2.2	5	—
Total	108	6.2	82	4.7	26	—
Industrial Solutions (3):
Industrial equipment	63	14.8	21	5.0	7	35
Aerospace, defense, oil, and gas	(15)	(5.0)	(18)	(6.0)	3	—
Energy	(13)	(6.7)	(17)	(8.5)	4	—
Total	35	3.8	(14)	(1.5)	14	35
Communications Solutions (3):
Data and devices	(8)	(3.1)	(7)	(2.4)	(1)	—
Subsea communications	(17)	(7.1)	(17)	(7.1)	—	—
Appliances	6	3.4	4	2.9	2	—
Total	(19)	(2.8)	(20)	(2.9)	1	—
Total	$124	3.7%	$48	1.4%	$41	$35

	Change in Net Sales for the Year Ended September 29, 2017
	versus Net Sales for the Year Ended September 30, 2016
	Net		Organic Net			Acquisitions
	Sales Growth		Sales Growth (1)		Translation (2)	(Divestiture)
	($ in millions)
Transportation Solutions (3):
Automotive	$316	6.4%	$349	7.1%	$(33)	$—
Commercial transportation	172	20.8	181	21.9	(9)	—
Sensors	48	6.3	23	3.0	(5)	30
Total	536	8.2	553	8.5	(47)	30
Industrial Solutions (3):
Industrial equipment	328	23.1	77	5.5	(10)	261
Aerospace, defense, oil, and gas	(25)	(2.3)	(19)	(1.7)	(7)	1
Energy	(11)	(1.6)	(8)	(1.0)	(3)	—
Total	292	9.1	50	1.6	(20)	262
Communications Solutions (3):
Data and devices	(57)	(5.6)	23	2.3	(10)	(70)
Subsea communications	43	4.9	43	4.9	—	—
Appliances	61	9.9	67	10.8	(6)	—
Total	47	1.9	133	5.4	(16)	(70)
Total	$875	7.1%	$736	6.0%	$(83)	$222

(1) Organic net sales growth is a non-GAAP financial measure. See description of non-GAAP financial measures.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 29, 2017

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
		Related	Charges	Adjusted
	U.S. GAAP	Charges (1)	(Credits), Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$328	$1	$7	$336
Industrial Solutions	113	—	19	132
Communications Solutions	111	—	(3)	108
Total	$552	$1	$23	$576

Operating Margin	16.0%			16.7%

Other Expense, Net	$(3)	$—	$—	$(3)

Income Tax Expense	$(91)	$(1)	$(7)	$(99)

Effective Tax Rate	17.5%			18.2%

Income from Continuing Operations	$429	$—	$16	$445

Diluted Earnings per Share from Continuing Operations	$1.21	$—	$0.04	$1.25

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 30, 2016

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
		Related	Charges	Adjusted
	U.S. GAAP	Charges (1)	(Credits), Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$344	$3	$(6)	$341
Industrial Solutions	119	1	3	123
Communications Solutions	54	—	33	87
Total	$517	$4	$30	$551

Operating Margin	15.5%			16.5%

Other Expense, Net	$(1)	$—	$—	$(1)

Income Tax Expense	$(52)	$(1)	$(15)	$(68)

Effective Tax Rate	10.6%			13.0%

Income from Continuing Operations	$437	$3	$15	$455

Diluted Earnings per Share from Continuing Operations	$1.22	$0.01	$0.04	$1.27

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 29, 2017

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,299	$3	$67	$—	$1,369
Industrial Solutions	364	8	73	—	445
Communications Solutions	384	—	8	—	392
Total	$2,047	$11	$148	$—	$2,206

Operating Margin	15.6%				16.8%

Other Expense, Net	$(9)	$—	$—	$7	$(2)

Income Tax Expense	$(255)	$(3)	$(40)	$(66)	$(364)

Effective Tax Rate	13.2%				17.4%

Income from Continuing Operations	$1,673	$8	$108	$(59)	$1,730

Diluted Earnings per Share from Continuing Operations	$4.67	$0.02	$0.30	$(0.16)	$4.83

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes income tax benefits associated with the tax impacts of certain intercompany transactions and the corresponding reduction in the valuation allowance for U.S. tax loss carryforwards. Also includes income tax benefits associated with pre-separation tax matters and the related impact to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2016

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
		Related	Charges	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	(Credits), Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,191	$9	$46	$—	$1,246
Industrial Solutions	343	23	31	—	397
Communications Solutions	368	—	(75)	—	293
Total	$1,902	$32	$2	$—	$1,936

Operating Margin	15.5%				15.8%

Other Income (Expense), Net	$(632)	$—	$—	$650	$18

Income Tax (Expense) Benefit	$779	$(7)	$(2)	$(1,111)	$(341)

Effective Tax Rate	(67.0)%				18.5%

Income from Continuing Operations	$1,941	$25	$—	$(461)	$1,505

Diluted Earnings per Share from Continuing Operations	$5.26	$0.07	$—	$(1.25)	$4.08

(1) Includes $22 million of acquisition and integration costs and $10 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Includes $1,135 million of income tax benefits associated with the settlement of tax matters for the years 1997 through 2000 which resolved all aspects of the disputed debt matter with the IRS through the year 2007, as well as the related impact of $604 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax charges related to a $91 million increase in the valuation allowance for certain U.S. deferred tax assets; and an $83 million net income tax benefit related to tax settlements in certain other tax jurisdictions, as well as the related impact of $46 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 30, 2016

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$343	$1	$24	$—	$368
Industrial Solutions	67	2	21	—	90
Communications Solutions	76	—	2	—	78
Total	$486	$3	$47	$—	$536

Operating Margin	15.9%				17.5%

Income Tax Expense	$(54)	$(1)	$(13)	$(30)	$(98)

Effective Tax Rate	11.7%				19.2%

Income from Continuing Operations	$406	$2	$34	$(30)	$412

Diluted Earnings per Share from Continuing Operations	$1.13	$0.01	$0.09	$(0.08)	$1.15

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Income tax benefits associated with the tax impacts of certain intercompany restructurings and the corresponding reduction in the valuation allowance for U.S. tax loss carryforwards.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK (UNAUDITED)

					Change in Net Sales for the Quarter Ended September 29, 2017 versus Net Sales for the			Change in Organic Net Sales for the Quarter Ended September 29, 2017 versus Organic Net Sales for the
	For the	For the Quarter Ended September 30, 2016			Quarter Ended September 30, 2016			Quarter Ended September 30, 2016 (2)
	Quarter Ended		Adjustment			Adjustment			Adjustment
	September 29,	14 Weeks	Impact of	13 Weeks	14 Weeks	Impact of	13 Weeks	14 Weeks	Impact of	13 Weeks
	2017	U.S. GAAP	14th Week	(Non-GAAP) (1)(2)	U.S. GAAP	14th Week	(Non-GAAP) (1)(2)	(Non-GAAP) (2)	14th Week	(Non-GAAP) (1)(2)
	($ in millions)
Net Sales:
Transportation Solutions
Automotive	$1,350	$1,311	$(102)	$1,209	3.0%	8.7%	11.7%	1.5%	8.6%	10.1%
Commercial transportation	274	215	(15)	200	27.4	9.6	37.0	26.9	9.6	36.5
Sensors	220	210	(13)	197	4.8	6.9	11.7	2.2	6.4	8.6
Total	1,844	1,736	(130)	1,606	6.2	8.6	14.8	4.7	8.5	13.2
Industrial Solutions
Industrial equipment	490	427	(32)	395	14.8	9.3	24.1	5.0	8.4	13.4
Aerospace, defense, oil, and gas	284	299	(20)	279	(5.0)	6.8	1.8	(6.0)	6.7	0.7
Energy	180	193	(13)	180	(6.7)	6.7	—	(8.5)	6.8	(1.7)
Total	954	919	(65)	854	3.8	7.9	11.7	(1.5)	7.5	6.0
Communications Solutions
Data and devices	254	262	(21)	241	(3.1)	8.5	5.4	(2.4)	8.4	6.0
Subsea communications	222	239	(11)	228	(7.1)	4.5	(2.6)	(7.1)	4.5	(2.6)
Appliances	182	176	(11)	165	3.4	6.9	10.3	2.9	7.4	10.3
Total	658	677	(43)	634	(2.8)	6.6	3.8	(2.9)	6.7	3.8
Total	$3,456	$3,332	$(238)	$3,094	3.7%	8.0%	11.7%	1.4%	7.9%	9.3%

	For the Quarter Ended September 30, 2016

		Adjustments			Adjustment
		Acquisition	Restructuring	14 Weeks		13 Weeks
		Related	and Other	Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges	Charges, Net	(Non-GAAP) (2)	14th Week	(Non-GAAP) (1)(2)
	($ in millions, except per share data)

Operating Income	$517	$4	$30	$551	$(55)	$496

Operating Margin	15.5%			16.5%		16.0%

Diluted Earnings per Share from Continuing Operations	$1.22	$0.01	$0.04	$1.27	$(0.13)	$1.14

(1) Excludes the impact of an additional week in the fourth quarter of fiscal 2016. The impact of the additional week was estimated using an average weekly sales figure for the last month of the fiscal year.

(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK (UNAUDITED)

		Fiscal 2016			Change in Net Sales for Fiscal 2017 versus Net Sales for Fiscal 2016			Change in Organic Net Sales for Fiscal 2017 versus Organic Net Sales for Fiscal 2016 (2)
			Adjustment			Adjustment			Adjustment
		53 Weeks	Impact of	52 Weeks	53 Weeks	Impact of	52 Weeks	53 Weeks	Impact of	52 Weeks
	Fiscal 2017	U.S. GAAP	53rd Week	(Non-GAAP) (1)(2)	U.S. GAAP	53rd Week	(Non-GAAP) (1)(2)	(Non-GAAP) (2)	53rd Week	(Non-GAAP) (1)(2)
	($ in millions)
Net Sales:
Transportation Solutions
Automotive	$5,228	$4,912	$(102)	$4,810	6.4%	2.3%	8.7%	7.1%	2.3%	9.4%
Commercial transportation	997	825	(15)	810	20.8	2.3	23.1	21.9	2.2	24.1
Sensors	814	766	(13)	753	6.3	1.8	8.1	3.0	1.7	4.7
Total	7,039	6,503	(130)	6,373	8.2	2.3	10.5	8.5	2.1	10.6
Industrial Solutions
Industrial equipment	1,747	1,419	(32)	1,387	23.1	2.9	26.0	5.5	2.4	7.9
Aerospace, defense, oil, and gas	1,075	1,100	(20)	1,080	(2.3)	1.8	(0.5)	(1.7)	1.8	0.1
Energy	685	696	(13)	683	(1.6)	1.9	0.3	(1.0)	1.9	0.9
Total	3,507	3,215	(65)	3,150	9.1	2.2	11.3	1.6	2.1	3.7
Communications Solutions
Data and devices	963	1,020	(21)	999	(5.6)	2.0	(3.6)	2.3	2.3	4.6
Subsea communications	928	885	(11)	874	4.9	1.3	6.2	4.9	1.3	6.2
Appliances	676	615	(11)	604	9.9	2.0	11.9	10.8	2.2	13.0
Total	2,567	2,520	(43)	2,477	1.9	1.7	3.6	5.4	1.8	7.2
Total	$13,113	$12,238	$(238)	$12,000	7.1%	2.2%	9.3%	6.0%	2.1%	8.1%

For the Year Ended September 30, 2016

		Adjustments				Adjustment
		Acquisition	Restructuring		53 Weeks		52 Weeks
		Related	and Other		Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges (3)	Charges, Net	Tax Items (4)	(Non-GAAP) (2)	53rd Week	(Non-GAAP) (1)(2)
	($ in millions, except per share data)

Operating Income	$1,902	$32	$2	$—	$1,936	$(55)	$1,881

Operating Margin	15.5%				15.8%		15.7%

Diluted Earnings per Share from Continuing Operations	$5.26	$0.07	$—	$(1.25)	$4.08	$(0.13)	$3.95

(1) Excludes the impact of an additional week in the fourth quarter of fiscal 2016. The impact of the additional week was estimated using an average weekly sales figure for the last month of the fiscal year.

(2) See description of non-GAAP financial measures.

(3) Includes $22 million of acquisition and integration costs and $10 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(4) Includes $1,135 million of income tax benefits associated with the settlement of tax matters for the years 1997 through 2000 which resolved all aspects of the disputed debt matter with the IRS through the year 2007, as well as the related impact of $604 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax charges related to a $91 million increase in the valuation allowance for certain U.S. deferred tax assets; and an $83 million net income tax benefit related to tax settlements in certain other tax jurisdictions, as well as the related impact of $46 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of November 1, 2017

(UNAUDITED)

	Outlook for
	Quarter Ending
	December 29,	Outlook for
	2017	Fiscal 2018
Diluted earnings per share from continuing operations (GAAP)	$1.12 - $1.16	$4.78 - $4.98
Restructuring and other charges, net	0.10	0.31
Acquisition related charges	0.01	0.04
Adjusted diluted earnings per share from continuing operations (non-GAAP) (1)	$1.23 - $1.27	$5.13 - $5.33

Net sales growth (GAAP)	9% - 12%	4% - 8%
Translation	(3)	(1)
(Acquisitions) divestitures, net	(2)	(1)
Organic net sales growth (non-GAAP) (1)	4% - 7%	2% - 6%

(1) See description of non-GAAP financial measures.